Exhibit 5.1

Writer’s Direct Dial: 516-663-6600

Writer’s Direct Fax: 516-663-6601

December 1, 2025

Apyx Medical Corporation

5115 Ulmerton Road

Clearwater, Florida 33760

Re:	Registration Statement on Form S-3 Filed by Apyx Medical Corporation

Ladies and Gentlemen:

We have acted as counsel to Apyx Medical Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Statement, the Company may offer and sell from time to time, on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), (ii) shares of preferred stock of the Company, in one or more series (the “Preferred Stock”), (iii) the Company’s debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Debt Securities”), which Debt Securities may include senior and subordinated debt securities, (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock, and (v) units comprised of any of the foregoing securities, in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and the Units are collectively referred to as the “Securities.” The maximum public offering price of the Securities being registered is $100,000,000. The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements.

With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

In rendering this opinion, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have assumed further that any Securities that are issued and delivered, and the issuance thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise.

Apyx Medical Corporation

December 1, 2025

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Common Stock (including any such shares of Common Stock comprising a Unit) will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of the Common Stock in accordance with the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) and applicable law, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Common Stock is offered and sold by the Company; and (ii) (A) the Common Stock is issued in uncertificated form and delivered in accordance with DWAC through the facilities of the Depository Trust Company, or (B) the certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof, in each case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise or conversion of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

2. Each series of Preferred Stock (including any such shares of Preferred Stock comprising a Unit) will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Certificate of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Preferred Stock is offered and sold by the Company; (ii) certificate of designations to the Certificate of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered have been duly filed with the Delaware Secretary of State; and (iii) (A) the Preferred Stock is issued in uncertificated form and delivered in accordance with DWAC through the facilities of the Depository Trust Company, or (B) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly sold and delivered to the purchasers thereof, in each case against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement or upon exchange or conversion in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

3. Each series of Debt Securities (including any such Debt Securities comprising a Unit) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the indenture pursuant to which the Debt Securities are to be issued, which is substantially in the form of the indenture filed as Exhibit 4.5 to the Registration Statement (the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which the Debt Securities of such series are offered and sold by the Company; (ii) the Indenture and any necessary supplemental indenture to the Indenture (each, a “Supplemental Indenture”) shall have been duly authorized, executed and delivered by the Company and the trustee to be named in the Prospectus Supplement relating to the offering of the Debt Securities (the “Trustee”); (iii) the Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Indenture, any applicable Supplemental Indenture and the corporate action; and (v) the Debt Securities of such series shall have been duly authenticated, executed, sold and delivered in accordance with the Indenture and any applicable Supplemental Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

Apyx Medical Corporation

December 1, 2025

4. Each series of Warrants (including any Warrants comprising a Unit) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) such Warrants shall have been duly authorized, executed and delivered by the Company; (ii) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Certificate of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company; and (iii) such Warrants shall have been duly executed and authenticated or countersigned as provided in the applicable warrant agreement relating thereto and duly sold and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

5. Each series of Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) such Units shall have been duly authorized, executed and delivered by the Company; (ii) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Units and to establish the terms and conditions thereof in accordance with the Certificate of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which action shall remain in full force and effect, without amendment or modification, at all times at which such Units are offered and sold by the Company; and (iii) such Units shall have been duly executed and authenticated or countersigned as provided in the applicable units agreement relating thereto and duly sold and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinions are limited to the applicable (i) federal law of the United States, (ii) the law of the State of New York, and (iii) the Delaware General Corporation Law, each as in effect on the date on which the Commission declares the Registration Statement effective (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinions expressed herein that we may become aware of after the Effective Date. Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

Apyx Medical Corporation

December 1, 2025

The foregoing opinions assume that, at or prior to the time of delivery of any such Security: (i) the Registration Statement (and any post-effective amendment thereof) shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement; (iii) the Indenture (and any Supplemental Indenture) has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee; (iv) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, will be authorized and available for issuance and the consideration thereof will not be less than the par value of the shares of Common Stock or Preferred Stock, as the case may be.

Our opinion is intended solely for the benefit of the Company, and may not be relied upon for any other purpose or by any other person or entity without our prior written consent, except that we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.

RUSKIN MOSCOU FALTISCHEK, P.C.